UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2018, the Board of Directors of Osiris Therapeutics, Inc. upon recommendation of the Nominating Committee, appointed Mr. Willi Miesch as a Director.  Mr. Miesch will stand for election at the Company’s 2018 Stockholders Meeting.

Mr. Miesch has more than 20 years of Chief Executive Officer Experience with a track record of achievement in operations, manufacturing, and marketing medical technology.  Mr. Miesch serves as Chief Executive Officer of Medartis, a Swiss medical technology company. Prior to joining Medartis in 1998, Mr. Miesch held positions with the Institut Straumann AG Switzerland & USA, and Stratec Medical.

Mr. Miesch will be entitled to receive the compensation received by Board members under the Company’s standard compensation policy and practices.  There is no arrangement or understanding between Mr. Miesch and any other person pursuant to which either was selected as a director. Mr. Miesch does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ Richard Skow
Richard Skow
General Counsel & Corporate Secretary

Date: February 8, 2018

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